EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of HEICO Corporation of our report dated December 21, 2001, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
April  19, 2002